EXHIBIT 10.11

REAL ESTATE SALE AGREEMENT

This Real Estate Sale Agreement (this “Agreement”) is entered into between BVAMCPR, LP, a Texas limited partnership (“Seller”), and INVESCO ADVISERS, INC., a Delaware corporation (“Purchaser”), and is effective November 17, 2020 (the “Effective Date”).

1. Sale and Purchase. Seller shall sell and Purchaser shall purchase, subject to the terms and conditions herein, (a) that certain real property (the “Land”) consisting of approximately 1.5 acres located in Pico Rivera, Los Angeles County, California, with a property address of 5201 Industry Avenue, Pico Rivera, CA 90660 as further described on Exhibit A which is attached hereto and made a part hereof for all purposes, (b) all right, title and interest of Seller in and to the improvements located on the Land; (c) all of Seller’s right, title and interest in and to any and all appurtenant easements for ingress, egress and utilities, and other appurtenances thereto, and any of Seller’s mineral rights in relation to the Land; and (d) all of Seller’s right, title and interest in and to all personal property owned by Seller, intangible property owned by Seller, all agreements, leases and other agreements which relate to or affect the Land, the improvements on the Land or the operation thereof, including without limitation the Lease, as defined herein. All of the above-described properties are hereinafter collectively referred to as the “Property”.

2. Deposits and Independent Consideration. Within five business days of execution of this Agreement, Purchaser shall deliver via wire transfer an amount equal to $125,000.00 (“Initial Deposit”), together with a fully executed copy of this Agreement, into escrow with Commonwealth Land Title Insurance Company, Attn: Michael Zotika, 2390 E. Camelback Rd., Suite 230, Phoenix, AZ 85016, Phone: 602-287-3563, Fax: 602-263-0433 (the “Title Company”). Failure to deliver the Initial Deposit shall be an immediate default by Purchaser under this Agreement. If Purchaser elects to deliver its Go Forward Notice (as hereinafter defined), then within two business days following the end of the Inspection Period (as hereinafter defined), Purchaser shall deliver via wire transfer an additional $125,000.00 (the “Additional Deposit”) (the Initial Deposit and Additional Deposit collectively are referred to hereinafter as the “Deposit”). If requested by Purchaser, the Deposit shall be placed in an interest bearing account and the interest earned on such account shall be added to and made part of the Deposit. If this Agreement is consummated, the Deposit shall be applied against the total Purchase Price (as hereinafter defined) to be paid by Purchaser at Closing. If this Agreement is terminated, then the Deposit, less $100 that Seller will retain as independent consideration for entering into this Agreement (“Independent Consideration”), shall be returned to the party indicated under the terms of this Agreement. The Deposit shall become non-refundable if Purchaser delivers its Go Forward Notice before expiration of the Inspection Period except as otherwise expressly set forth in this Agreement.

3. Purchase Price. The total purchase price for the Property shall be $12,250,000.00 (the “Purchase Price”). The Purchase Price, less the Deposit and credits, if any, set forth on Purchaser’s closing settlement statement, shall be payable on the date of the closing of this sale (“Closing”) by wire transfer.

4. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Lease” means that certain Lease Agreement (as amended from time to time) by and between Seller and Three Sons Holdings, Inc., dba American Meat Company (“Tenant”), dated March 25, 2020.

“Permitted Exceptions” means only the following interests, liens and encumbrances:

(a) Liens for ad valorem taxes not payable at or before Closing;

(b) The Lease; and

(c) Covenants, restrictions, easements and other matters of record as of the expiration of the Inspection Period (it being understood and acknowledged by Purchaser that it shall have the Inspection Period within which to determine whether any such items will materially and adversely affect Purchaser’s contemplated use of the Property), but, except as set forth in subpart (a), above, in no event shall liens securing the payment of money constitute Permitted Exceptions unless created by Purchaser. Furthermore, the term “Permitted Exceptions” shall not include any monetary liens encumbering the Property created by Seller, which liens shall be released by Seller at Closing. The liens for which Seller is obligated to cure are hereinafter referred to as the “Mandatory Cure Obligations”.

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“Survey” means the survey of the Property prepared by Allan Caviness, PLS No. 6595, dated March 24, 2020.

“Title Policy” means an ALTA owner’s policy of title insurance in the amount of the Purchase Price, insuring fee simple title in Purchaser, subject only to the Permitted Exceptions and the printed exceptions and exclusions customarily included in such policies, issued by the Title Company and consistent with the Title Insurance Commitment in the condition as deemed approved by Purchaser as of the last day of the Inspection Period, to include such endorsements that Purchaser may elect to purchase at its sole expense.

“Title Insurance Commitment” means a title commitment whereby the Title Company agrees to issue the Title Insurance to Purchaser, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

5. Inspection Period. During the period which begins on the Effective Date and ends at 5:00 p.m. Central Time on December 14, 2020 (the “Inspection Period”), Purchaser may conduct its due diligence related to the Property. Purchaser’s rights to inspect the Property shall be subject to the rights of Tenant under the Lease, and Purchaser shall perform such inspections with all due regard for Tenant’s business at the Property and in such a manner as to minimize any disruption of Tenant’s business. Any physical inspection of the Property by Purchaser shall be conducted during the Inspection Period and conducted with at least two business days prior written notice. In no event may Purchaser contact Tenant without first affording Seller the opportunity to be included or involved in such contact, unless such notice is expressly waived in writing prior to such contact with Tenant. Subject to the terms of the Lease, Purchaser and Purchaser’s officers, employees, consultants, attorneys and other authorized representatives shall have the right to reasonable access to the Property at reasonable times during the Inspection Period for the purpose of inspecting the Property, conducting non-invasive environmental inspections, tests and assessments, engineering and other inspections of the Property, and otherwise conducting its due diligence review of the Property. Prior to any entry upon the Property by Purchaser’s agent, consultant or contractor, Purchaser shall provide to Seller an insurance certificate reflecting liability insurance coverage of Purchaser’s agent, consultant or contractor of not less than $1,000,000.00 combined single limit. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from any damages, liabilities, or claims for property damage or personal injury (collectively, the “Losses”) caused by Purchaser, its employees, agents, and contractors, in the conduct of such inspections and investigations, other than pre-existing conditions merely discovered by Purchaser; this agreement to indemnify, defend and hold Seller harmless survives the Closing or any termination of this Agreement; but shall not be applicable to the extent such Losses are caused by the gross negligence or willful misconduct of Seller or its agents. Unless Purchaser has delivered to Seller written notice of its intent to waive its termination of this Agreement under this Section 5 by delivering written notice to Seller on or before the last day of the Inspection Period (the “Go Forward Notice”), this Agreement will automatically terminate upon expiration of the Inspection Period and upon such termination, Title Company shall deliver to Purchaser the Deposit less the Independent Consideration, Purchaser shall promptly return to Seller all copies of Due Diligence Items provided by Seller and Title Company will deliver the Independent Consideration to Seller.

6. Title Insurance/Reports/Survey/Additional Diligence. Before the Effective Date, Seller, at its sole cost and expense, has either delivered to Purchaser or made available to Purchaser via its online data site the items in Seller’s possession or under Seller’s control described on Exhibit B attached hereto and made a part hereof (collectively, the “Due Diligence Items”). Purchaser, at Purchaser’s sole expense, may obtain an update to the Survey or a new survey. Purchaser will have until five days prior to the expiration of the Inspection Period, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Purchaser. Any matter disclosed by the Title Insurance Commitment (with the exception of liens created by Seller securing the payment of money other than liens for real property taxes not yet due and payable) or by the Survey, which is not timely specified in Purchaser’s written notice to Seller shall be deemed a Permitted Exception. Seller may, but shall not be obligated to, cure any or all objections to title or survey by the end of the Inspection Period. If such objections are not cured within the Inspection Period, Purchaser may as Purchaser’s sole and exclusive remedy, (i) decline to purchase the Property, terminate this Agreement prior to the expiration of the Inspection Period by written notice to Seller and receive a return of the Deposit less the Independent Consideration; or (ii) waive such objection(s) and close the purchase of the Property subject to them without reduction of the Purchase Price. Purchaser’s failure to deliver its Go Forward Notice prior to the expiration of the Inspection Period shall constitute Purchaser’s election to waive such objection(s) and close, in which event all objections not cured as of the expiration of the Inspection Period shall become Permitted Exceptions (other than those exceptions which Seller has agreed (in writing) to cure). Notwithstanding the foregoing, Seller must cure the Mandatory Cure Obligations on or before Closing.

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Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser an estoppel certificate from Tenant in the form attached to the Lease (“Estoppel Certificate”). Seller’s delivery of a Conforming Estoppel Certificate to Purchaser shall be a condition of closing. A “Conforming Estoppel Certificate” means either (i) an estoppel certificate dated no earlier than thirty (30) days prior to Closing, signed by Tenant and substantially in the form prescribed by the Lease, with information that materially conforms to the information set forth in the Lease and Due Diligence Items and with no material deletions made or material additional information added that is inconsistent with the statements set forth in such form or with the information set forth in in the Lease and no uncured default disclosed with respect to either the landlord or tenant under the Lease; or (ii) an estoppel certificate that is otherwise acceptable to Purchaser in its sole discretion.

Prior to or after Closing, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, advisors, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements or enforcing its rights under this Agreement. To the extent that Purchaser is required to disclose any such confidential information by law, regulation or stock exchange rule or pursuant to a subpoena, court order or other legal proceeding, Purchaser shall notify Seller (both by telephone and in writing) within one business day of its knowledge of such legally required disclosure. Purchaser shall cooperate with Seller’s counsel in any appeal or challenge to such disclosure made by Seller. If no protective order or similar relief is obtained, Purchaser: (i) may disclose only that portion of the confidential information that it is legally obligated to disclose, (ii) shall exercise reasonable efforts to obtain reliable assurances that the disclosed information will be kept confidential and (iii) shall exercise reasonable efforts to provide Seller with a copy of the information to be disclosed before the same is given to any third party. Each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this paragraph. The provisions of this paragraph shall survive any termination of this Agreement.

7. Representations and Warranties.

A. Representations and Warranties by Seller. Seller warrants and represents to Seller’s knowledge as follows:

(1) Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization. Seller is authorized to transact business in the state in which the Property is located. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Seller have been duly authorized to do so.

(2) Binding Agreement. When signed by both Parties, this Agreement shall be binding and enforceable against Seller in strict accordance with its terms.

(3) No Approvals Required. Neither the execution and the delivery of this Agreement nor the completion of this transaction is subject to any requirement that Seller obtain any consent, approval or authorization of any third party, or make any declaration or filing with, any governmental authority or third party, which has not been obtained and which would render this Agreement or the transaction illegal or invalid.

(4) Litigation and Condemnation. Seller has not received written notice of any litigation, zoning proceeding, condemnation proceeding, or other proceedings or governmental investigations pending against Seller or relating to the Property nor, to Seller’s knowledge, is any such litigation, zoning proceeding, condemnation proceeding or other proceedings or governmental investigations threatened against Seller or relating to the Property.

(5) Environmental Matters. Seller has received no written notice of the Property being in violation of any environmental law, and to Seller’s knowledge the Property is not in violation of any environmental law.

(6) No Service Contracts or Personal Property. Seller has not entered into any service contracts affecting the Real Property that will continue to affect the Property after the Closing. Seller owns no personal property relating to the Property.

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(7) No Options. Seller has not entered into any options to purchase the Property or rights of first refusal or agreements to sell the Property to any third party that are currently in effect, and no such options to purchase or rights of first refusal are in effect.

(8) Foreign Investment and Real Property Tax Act. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction. At Closing Seller will execute and deliver to Purchaser an affidavit regarding such matters.

(9) Lease. The Lease is the only lease pertaining to the Property and Seller has not entered into any other agreements, oral or written, which confer upon any person or entity any rights with respect to the lease or occupancy of the Property. The Lease is in full force and effect and the Lease has not been modified except to the extent that such modifications are included in the Due Diligence Documents. Seller has not received written notice of any uncured default from Lessee under the Lease. Seller has not given a written notice to Tenant of a default under the Lease which remains uncured. To the knowledge of Seller, there are no existing uncured defaults under the Lease. All obligations of Seller under the Lease (including the payment of leasing commissions) required to have been performed by or prior to the Closing have been or will be fully carried out and performed prior to the Closing. There are no commission agreements or commission obligations relating to the Lease which will be binding on Purchaser or the Property after Closing.

(10) Building Compliance, Seller has not received any written notice that the Property is currently in violation of any applicable building, fire or other safety laws or regulations.

(11) Seller Knowledge Party. The individual named below constituting Seller’s knowledge party has substantive knowledge of Seller’s representations and warranties set forth herein.

(12) ERISA. Seller is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), which is subject to Section 4975 of the Code. The assets of Seller do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code. Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Seller do not constitute plan assets of one or more such plans. The transactions contemplated hereunder involving Seller are not in violation of state statutes applicable to Seller’s regulating investments of and fiduciary obligations with respect to governmental plans. The performance or discharge of Seller’s obligations hereunder shall not contravene any requirements of any applicable provisions of the Code, ERISA or other applicable law.

(13) OFAC. Seller is not, and will not be, a person or entity with whom Purchaser is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

(14) Bankruptcy. Seller has not filed (and is not contemplating filing) any bankruptcy action or petition; no such action or petition has been filed against Seller; and, to Seller’s knowledge, no such action or petition has been threatened against Seller

(15) No Employees. Seller has no employees at the Property.

When used herein terms such as “Seller’s knowledge” and “Seller knowingly” and the like shall mean only the actual, current knowledge, without inquiry (not the constructive, imputed or implied knowledge), of Seller’s representative, Thomas A. Leiser, provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of said individual or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein.

Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the representations and warranties of Seller set forth in this Section 7.A. shall survive the Closing and not be merged into the deed for a period of twelve months following the Closing (the “Survival Period”); provided, the maximum liability Seller shall have under this Section 7.A. is equal to 2.5% of the Purchase Price (the “Liability Cap”), which Liability Cap is not applicable in connection with the fraudulent breach of any of the representations and warranties under Section 7.A. (as such fraud may be established by a non-appealable finding of fraud by an applicable court).

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Seller’s Covenants:

Between the Effective Date and the Closing Date: (i) Seller shall not enter into any contract or agreement that would remain binding on the owner of the Property after the Closing Date without the prior written consent of Purchaser, which may be withheld in Purchaser’s sole discretion; (ii) Seller shall not enter into any additional leases or any renewals, modifications or expansions of existing leases without the prior written consent of Purchaser, which may be withheld in Purchaser’s sole discretion; (iii) Seller shall take commercially reasonable efforts to cause the Lease to remain in effect, provided, however, that Seller shall have no obligation to initiate any litigation with respect thereto and Seller shall continue to perform all of landlord’s obligations under the Lease; (iv) Seller shall within two (2) business days following receipt thereof (or the day of receipt if received the day prior to the Closing Date) provide Purchaser with copies of any letters or notices received by Seller relating to or in any manner affecting the Property, including without limitation any letter or notice from Tenant; (v) Seller will not intentionally create or permit to be created any liens or encumbrances against the Property that will not be removed prior to Closing; and (vi) Seller will continue to manage and maintain the Property in accordance with its past practices.

Seller covenants to maintain access to liquid assets in an amount not less than the Liability Cap from the Closing Date through the end of the Survival Period, except if a breach of a Seller representation claim is made by Purchaser before the end of the Survival Period, then until such claims are resolved. Seller has made the foregoing covenant to induce Purchaser to enter into this Agreement without requiring either a guaranty of Seller’s post-Closing obligations or an escrow sufficient in amount to cover such post-Closing obligations.

This Section 7.A. shall survive the Closing.

B. Warranties by Purchaser. Purchaser warrants and represents to Purchaser’s knowledge as follows:

(1) Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization. Purchaser is authorized to purchase and own income-producing property in the state in which the Property is located. Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Purchaser have been duly authorized to do so.

(2) Binding Agreement. When signed by both Parties, this Agreement shall be binding and enforceable against Purchaser in strict accordance with its terms.

(3) No Approvals Required. Neither the execution and the delivery of this Agreement nor the completion of this transaction is subject to any requirement that Seller obtain any consent, approval or authorization of any third party, or make any declaration or filing with, any governmental authority or third party, which has not been obtained and which would render this Agreement or the transaction illegal or invalid.

These representations and warranties shall survive the Closing for a period of twelve months following the Closing.

8. Title and Deed. At the Closing, Seller shall convey to Purchaser, by Grant Deed, fee simple title to the Land, in the form attached hereto as Exhibit C. If applicable, Seller shall also deliver to Purchaser a Bill of Sale conveying all personal property and intangible property. Closing shall be conditioned on Title Company’s concurrent issuance or irrevocable commitment to issue the Title Policy consistent with the provisions of Section 6 above. Seller shall deliver possession of the Property, subject to Tenant’s rights under the Lease, to Purchaser upon the Closing. Both parties shall execute and deliver (i) an agreement evidencing Seller’s assignment and Purchaser’s assumption of the Lease, (ii) written notice to Tenant regarding Purchaser’s assumption of the Lease, and (iii) such other documents as may be reasonably requested by the other or by the Title Company to close this transaction, including, without limitation, a preliminary change of ownership report and, if applicable, Seller’s affidavit of non-foreign status as contemplated by California Revenue and Taxation Code Sections 18662 and 18668, and a gap indemnity in a form necessary for Title Company to deliver the Title Policy.

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9. Condemnation/Risk of Loss. If, prior to the Closing, any portion of the Land is condemned (or under imminent threat of condemnation) by governmental or other lawful authority or there is material damage to the Property, Purchaser shall have the option of (a) completing the purchase, in which event all condemnation or insurance proceeds or claims thereof shall be assigned to Purchaser, or (b) canceling this Agreement, in which event the Deposit less the Independent Consideration shall be returned to Purchaser, this Agreement shall be terminated, and the parties shall have no further rights, duties or obligations under this Agreement other than those obligations that expressly survive termination of this Agreement. Purchaser must exercise its option by delivering written notice to Seller within 10 business days of receipt of notice of such damage to or condemnation (or threat of condemnation) of the Property, and if Purchaser fails to deliver timely notice, then Purchaser shall be deemed to have elected to terminate this Agreement. If Purchaser waives its right to terminate this Agreement and proceeds to Closing, then at Closing, Seller shall assign its interest in all proceeds of property insurance or condemnation awards to Purchaser, less any reasonable amounts paid by Seller to secure such proceeds or awards and to repair, restore, or clean up the Property and Purchaser will receive a credit against the Purchase Price equal to the amount of any deductible under Seller’s applicable property insurance policy. If Purchaser elects to proceed to Closing, in no event shall Seller negotiate or settle any insurance or condemnation proceeds without Purchaser’s approval.

10. Taxes and Assessments / Prorations. Pursuant to the Lease, Tenant is responsible for the direct payment of taxes so taxes will not be prorated between Seller and Purchaser. Income from the Property will be prorated on a cash basis (e.g. rent collected as of the Closing for the month of Closing) and expenses pertaining to operation of the Property will be prorated as of the Closing Date on an accrual basis and paid at Closing as a credit or debit adjustment to the Purchase Price. Rent under the Lease shall be prorated as of the Closing Date as set forth above. Prior to the Closing Date, Purchaser and Seller shall work in good faith to mutually approve and provide to Title Company a schedule of prorations in as complete and accurate a form as possible. No later than 60 days after Closing, Seller and Purchaser shall make appropriate post-closing adjustments to the prorations of income and expenses but in no event will any readjustment be made after the 60th day after the Closing Date.

11. DEFAULT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IF PURCHASER DEFAULTS IN THE PERFORMANCE OF ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT OR THE CLOSING SHALL NOT OCCUR THROUGH THE FAULT OF PURCHASER, THEN SELLER MAY, AS ITS SOLE AND EXCLUSIVE REMEDY, RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND THIS AGREEMENT SHALL BE CANCELED. SELLER WAIVES ALL OTHER REMEDIES, CLAIMS, AND CAUSES OF ACTION AGAINST PURCHASER OTHER THAN ENFORCEMENT OF ANY INDEMNIFICATION OR CONFIDENTIALITY PROVISION THAT SURVIVES TERMINATION OF THIS AGREEMENT. SELLER AND PURCHASER ACKNOWLEDGE THAT IT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE THE DAMAGES INCURRED BY SELLER DUE TO A DEFAULT BY PURCHASER; ACCORDINGLY, SELLER AND PURCHASER STIPULATE AND AGREE THAT THE RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES, IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND NOT A PENALTY.

/s/ JG	/s/ TL

Purchaser’s Initials	Seller’s Initials

12. Default by Seller. Notwithstanding anything to the contrary in this Agreement, if Closing shall not occur through the fault of Seller, then Purchaser may, as its sole and exclusive remedy, either: (a) terminate this Agreement and receive the Deposit less the Independent Consideration, or (b) pursue a suit for specific performance; provided however, Purchaser is deemed to waive any right to enforce specific performance against Seller and elected its remedy under Section 12(a) unless Purchaser gives Seller notice of its intent to enforce specific performance within 71 days after the scheduled Closing Date, and files an action to enforce specific performance against Seller in an appropriate State court having jurisdiction over the Property within 91 days after the scheduled Closing Date. If Purchaser elects to terminate this Agreement, then Seller will reimburse Purchaser for its actual third-party pursuit costs incurred in connection with this Agreement up to a maximum amount of $50,000.00 within 30 days of receipt of reasonable evidence of such third-party pursuit costs and the parties will have no further rights, liabilities, or obligations under this Agreement, other than those that expressly survive termination of this Agreement.

13. Brokers. If, as and when Seller completes the sale of the Property to Purchaser pursuant to the terms of this Agreement, Seller shall pay a brokerage fee (“Brokerage Fee”) to Newmark (the “Broker”). Seller shall pay the Brokerage Fee at Closing. Additionally, Purchaser shall pay a fee to The Koll Company. Both parties represent that no other broker is involved in this Agreement and each party indemnifies the other against brokerage or commission claims arising out of the indemnifying party’s actions. Purchaser acknowledges that some of the principals of Seller may be Licensed Real Estate Brokers. This Section 13 shall survive the Closing.

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14. Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel, and shall be delivered by registered or certified mail, overnight courier service or e-mail transmission, at the addresses set forth below the signatures of each party hereto. Notice shall be deemed to have been given upon deposit in the US Mail in the case of mailing or delivery to the delivery service in the case thereof, notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. (Central time) of any business day with delivery made after such hours to be deemed received the following business day. In the event of notice by e-mail transmission, notice shall be deemed to have been delivered upon transmission. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to Purchaser shall be deemed given by Purchaser and notices given by counsel to Seller shall be deemed given by Seller. A facsimile or digital image of a signature of a party shall be binding on such party to the same extent as an original signature.

15. Closing Date. The Closing shall take place through escrow at the offices of the Title Company on a date mutually acceptable to Seller and Purchaser on or before the date that is the later of (i) December 23, 2020, and (ii) 5 business days after receipt of the Estoppel Certificate substantially in the form reasonably approved by Purchaser and submitted to Tenant, but in no event later than December 31, 2020 (such date being the “Closing Date”). In no event shall the Closing Date occur on December 24, 2020 through December 28, 2020. If the Closing Date does not occur on or before December 23, 2020, then Seller and Purchaser covenant to make all reasonable efforts to deliver all signed documentation for Closing into escrow no later than December 23, 2020, thereby leaving only delivery of the Purchase Price into escrow on the actual Closing Date. If Seller fails to timely obtain the Estoppel Certificate with sufficient time to consummate the Closing on or before December 31, 2020, Purchase may elect to terminate this Agreement, in which event the Deposit (less the Independent Consideration) shall be returned to Purchaser and neither party shall have any further obligations under the Agreement other than those obligations that expressly survive termination of this Agreement. For the avoidance of any doubt, the following shall be conditions precedent to Purchaser’s Closing obligations hereunder:

(a) No change shall have occurred, without Purchaser’s written consent, in the state of title matters disclosed in the Title Commitment and the Survey and Title Company shall be ready, willing and able to issue the Title Policy in accordance with Section 6 above.

(b) Seller shall have timely complied with its obligations hereunder.

(c) All warranties and representations made by Seller herein shall have been and remain truthful in all material respects as if remade on the Closing Date.

(d) Purchaser shall have received the Conforming Estoppel Certificate.

16. Closing Costs. Notwithstanding anything to the contrary contained herein, the Closing costs shall be paid as follows:

By Seller: (a) expenses of removing any title objections that Seller elects to cure pursuant to the terms of this Agreement; (b) preparation of the Grant Deed and Assignment and Assumption of Lease; (c) one half (1/2) the escrow fee, if any; (d) the Brokerage Fee; (e) title examination and base premium for Title Insurance based on the Purchase Price; and (f) all transfer taxes and documentary stamps applicable to the sale of the Property.

By Purchaser: (a) preparation of any applicable financing instruments and applicable recording fees; (b) recording fees for the Grant Deed; (c) premium for any endorsements to the Title Insurance requested by Purchaser; (d) one half (1/2) the escrow fee, if any; and (e) the cost of any update to the Survey or new survey of the Property.

Each party shall be responsible for its own attorneys’ fees.

17. Time of Essence. Time is expressly declared to be of the essence of this Agreement.

18. 1031 Exchange. Seller and Purchaser shall each be entitled to utilize the Property in an exchange under Section 1031 of the Internal Revenue Code (an “Exchange”) provided that: (i) the non-exchanging party shall be provided no less than five (5) days prior written notice of such Exchange and the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the exchange be a condition precedent or condition

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subsequent to either party’s obligations under this Agreement; (ii) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; and (iii) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange. Each party, upon request of the other party, agrees to reasonably cooperate, without expense or liability to the cooperating party, in such an Exchange by the other party so long as the Closing Date is not extended. The non-exchanging party shall not by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with §1031 of the Code. Purchaser agrees to defend, indemnify and hold Seller harmless from any liability, damages, or costs, including (without limitation) reasonable attorneys’ fees, that may result from Seller’s acquiescence to the Exchange and Seller agrees to defend, indemnify and hold Purchaser harmless from any liability, damages, or costs, including (without limitation) reasonable attorneys’ fees, that may result from Purchaser’s acquiescence to the Exchange. This provision shall survive Closing.

19. Entire Agreement. This Agreement contains the entire agreement between Seller and Purchaser, and there are no other terms, conditions, promises, undertakings, statements or representations, express or implied, concerning the sale contemplated by this Agreement. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Each party may rely upon a facsimile or e-mailed .pdf counterpart of this Agreement signed by a party with the same effect as if such party had delivered an original counterpart signed by such party.

20. Headings. The headings to the Sections hereof have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

21. Modifications. The terms of this Agreement may not be amended, waived or terminated orally, but only by an instrument in writing signed by both Seller and Purchaser.

22. Disclaimer. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE WARRANTY OF TITLE CONTAINED IN THE GRANT DEED TO BE DELIVERED IN ACCORDANCE WITH THIS AGREEMENT), COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER REGARDING ANY ASPECT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY ACTIVITY OR USE WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (G) COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS AND PURCHASER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION THEREWITH. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN. PURCHASER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT.

PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER SHALL BE ENTITLED TO CONDUCT AN ENVIRONMENTAL INVESTIGATION OF THE PROPERTY, AND THAT PURCHASER WILL RELY UPON THE RESULTS OF SUCH ENVIRONMENTAL INVESTIGATION IN MAKING ITS DECISION WHETHER OR NOT TO PURCHASE THE PROPERTY. PURCHASER RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION WITH ANY CLAIMS WHICH PURCHASER MAY HAVE AGAINST SELLER, FOR DAMAGE, LOSS, COMPENSATION, CONTRIBUTIONS, COST RECOVERY OR OTHERWISE, AGAINST SELLER, WHETHER IN TORT, CONTRACT, OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE EXISTENCE OF HAZARDOUS MATERIALS AT, ON, UNDER OR ABOUT THE PROPERTY, OR ARISING UNDER ANY ENVIRONMENTAL LAWS, OR RELATING IN ANY WAY TO THE QUALITY OF THE INDOOR OR OUTDOOR ENVIRONMENT AT THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ., AS AMENDED.

Real Estate Sale Agreement - Page 8

PURCHASER HEREBY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE REGARDING THE PROPERTY AND IT AGREES THAT THE RELEASES SET FORTH IN THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT, NOTWITHSTANDING THE EXISTENCE OF ANY SUCH DIFFERENT OR ADDITIONAL FACTS. PURCHASER SPECIFICALLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT. THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

23. Assignment. This Agreement, and the rights and obligations of Purchaser hereunder, shall not be assigned without the prior written consent of Seller, except that this Agreement and the rights and obligations may be assigned without Seller’s consent to an entity that is owned by Purchaser or has common ownership with Purchaser or is an entity that Purchaser manages or controls (a “Permitted Assignee”), provided the Permitted Assignee expressly assumes in writing all obligations and liability of Purchaser hereunder and the Purchaser is not released from any obligations under this Agreement. Purchaser shall provide Seller and the Title Company with a copy of the fully executed assignment agreement no later than five business days before the Closing Date.

24. Disclosures.

(a) Purchaser expressly acknowledges to Seller that Seller may be required to comply with the disclosure requirements, if any, of California Government Code §§ 8589 (special flood hazard area), 8589.4 (dam failure inundation area), and 51178 and 51183.5 (high fire severity area), California Public Resources Code §§ 2621.9 (earthquake fault zone), 2694 (seismic hazard zone) and 4136 (wildland fire area), 42 U.S.C. §§ 410a and 5154a (flood hazards) regarding the possible presence of certain natural hazards, California Health and Safety Code §§ 19211 (water heater bracing) and 26140 (mold) (the “Disclosures”). Seller and Purchaser acknowledge and agree that any such Disclosures are made based on maps or other information that is provided by various governmental agencies and that Seller shall have no liability for the accuracy or completeness of any such information and that such disclosures are for informational purposes only and may not be relied upon by any party. Purchaser ACKNOWLEDGES AND AGREES THAT:

THESE HAZARDS MAY LIMIT THE ABILITY OF PURCHASER TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.

THE MAPS ON WHICH THE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS MAY EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. PURCHASER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY.

(b) Purchaser expressly acknowledges and represents to Seller that, as a material inducement to the execution and delivery of this Agreement by Seller, except for Seller’s express representations and warranties set forth in Section 7.A of this Agreement and subject to the limitations set forth in this Agreement, Purchaser, on its own behalf and for its agents, heirs, representatives, legatees, successors and assigns (collectively, the “Releasing Parties”), hereby fully and forever releases, discharges and acquits Seller, and each of its past and present members, partners, officers, directors, shareholders, attorneys, legal representatives, agents and employees, and each of its successors, heirs and assigns and each of them (collectively, the “Released Parties”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions,

Real Estate Sale Agreement - Page 9

misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether heretofore now existing or hereafter arising, whether liquidated or unliquidated (collectively, “Claims”), which each or any party comprising the Releasing Parties may now have, or heretofore have had or hereafter have against any party comprising the Released Parties by reason of, arising out of or based upon the Disclosures, Released Parties acts, statements, conduct, representations and omissions made in connection with the Disclosure or the performance or non-performance by Released Parties of their obligations, if any, regarding the Disclosures.

IN CONNECTION WITH THE FOREGOING, PURCHASER DOES HEREBY, KNOWINGLY AND WITH THE ADVISE OF COUNSEL OF PURCHASER’S SELECTION, WAIVE, RELEASE AND DISCHARGE ANY CLAIMS UNDER OR PURSUANT TO CALIFORNIA CIVIL CODE §1102.13, CALIFORNIA GOVERNMENT CODE §§ 8589 (special flood hazard area), 8589.4 (dam failure inundation area) 51178 OR 51183.5 (high fire severity area), CALIFORNIA PUBLIC RESOURCES CODE §§ 2621.9 (earthquake fault zone), 2694 (seismic hazard zone) AND 4136 (wildlife fire area), 42 U.S.C. §§ 410a and 5154a (flood hazards), REGARDING THE POSSIBLE PRESENCE OF CERTAIN NATURAL HAZARDS, CALIFORNIA HEALTH AND SAFETY CODE §§ 19211 (water heater bracing), AND 26140 (mold) OR ANY REPLACEMENT OR SUCCESSOR STATUTE THERETO THAT PURCHASER MAY NOW OR HEREAFTER HAVE OR HAVE HAD WITH RESPECT TO ANY DISCLOSURES MADE BY OR ON BEHALF OF SELLER.

(c) PURCHASER HEREBY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE REGARDING THE PROPERTY AND IT AGREES THAT THE RELEASES SET FORTH IN THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT, NOTWITHSTANDING THE EXISTENCE OF ANY SUCH DIFFERENT OR ADDITIONAL FACTS. PURCHASER SPECIFICALLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(d) The provisions of this Section 24 shall survive the Closing and the termination of this Agreement for any reason.

25. Limitation of Liability. The obligations of each party hereunder are binding only on that respective party and shall not be personally binding upon, nor shall any resort be had to the private properties of any of the partners, officers, directors, shareholders or beneficiaries of that party, nor of such party’s employees or agents. The provisions of this Section 25 shall survive Closing or any termination of this Agreement without limitation.

26. Governing Law. The construction and validity of this Agreement and the rights and obligations of the respective parties hereunder shall be governed by, and interpreted and enforced in accordance with, the laws of the State of California.

26. Business Day. As used in this Agreement, the term “business day” means Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day, or any other holiday recognized by banks in Dallas, Texas. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a business day, then, and in such event, the time of such period will be extended to the next business day.

27. Legal Fees. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all court costs and reasonable legal fees incurred by the other party in enforcing or establishing its rights hereunder, including without limitation specific performance in the event of a Seller default.

Real Estate Sale Agreement - Page 10

28. No Other Contracts. Seller will not solicit, negotiate or enter into any back-up contract for the sale of the Property during the pendency of this Agreement.

29. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, all of which shall be deemed to be one and the same instrument. Facsimile or email transmission signatures shall be deemed original signatures.

30. Audit Information. Purchaser has advised Seller that Purchaser must comply with Securities and Exchange Commission Regulations S-X (17 C.F.R. § Part 210) (“Regulation SX”), including, but not limited to, Item 3-14, which requires Purchaser to cause to be prepared three (3) years of audited income statements for the Property. Seller shall provide Purchaser, at either no cost or nominal cost to Seller, any reasonable financial information, financial statements and supporting documentation in Seller’s possession or under Seller’s control as are reasonably necessary for Purchaser’s auditors to prepare such audited income statements in compliance with Regulation S-X. The provisions of this Section 30 shall survive the Closing for a period of three years after Closing.

[Signature page follows]

Real Estate Sale Agreement - Page 11

IN WITNESS WHEREOF, the parties have executed this Agreement in counterparts as of the Effective Date.

PURCHASER:	SELLER:

INVESCO ADVISERS, INC.,	BVAMCPR, LP
a Delaware corporation	a Texas limited partnership

By: BVAMCPR GP, LLC

By:	/s/ Jason W. Geer	a Texas limited liability company
	Jason W. Geer, Asst. Vice President	Its general partner

	By:	/s/ Thomas A. Leiser
Name: Thomas A. Leiser
Title: Manager
Address:
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
Attn: Legal Dept. – 5201 Industry	Address:
Phone: 972-715-7430
Email: Jon.Dooley@invesco.com
BVAMCPR, LP
With a copy to:	5820 W. Northwest Highway, Suite 200
Dallas, Texas 75225
Greenberg Traurig LLP	Attn: Thomas A. Leiser
2200 Ross Avenue, Suite 5200	Phone: 214-378-8200
Dallas, Texas 752013	Email: tleiser@banderaventures.com
Phone: 214-665-3655
Email: doxeyb@gtlaw.com	With a copy to:
Munsch Hardt Kopf & Harr PC
500 N. Akard, Suite 3800
Dallas, Texas 75201
Attn: David Coligado
Telephone: 214.855.7583
Email: dcoligado@munsch.com

Real Estate Sale Agreement - Page 12

EXHIBIT A

to

REAL ESTATE SALE AGREEMENT

LEGAL DESCRIPTION

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

THAT PORTION OF PARCEL 1, IN THE CITY OF PICO RIVERA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON A RECORD OF SURVEY MAP FILED IN BOOK 75, PAGE 23 OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, WHICH LIES SOUTHWESTERLY OF A LINE THAT IS PARALLEL WITH THE NORTHEASTERLY LINE OF LOCH LOMOND DRIVE, 50 FEET WIDE, AS SHOWN ON SAID MAP, AND THAT IS DISTANT NORTHEASTERLY 599.87 FEET FROM SAID NORTHEASTERLY LINE, SAID 599.87 FEET BEING MEASURED AT RIGHT ANGLES TO SAID NORTHEASTERLY LINE.

EXCEPT THEREFROM THE SOUTHWESTERLY 450.17 FEET OF THE ABOVE DESCRIBED LAND, MEASURED AT RIGHT ANGLES TO SAID NORTHEASTERLY LINE.

ALSO EXCEPT THEREFROM ALL GAS, OIL, AND OTHER HYDROCARBON SUBSTANCES AND ALL OTHER MINERALS IN AND FROM SAID PROPERTY, BUT WITHOUT ANY RIGHT TO ENTER IN OR FROM THE SURFACE OF SAID PROPERTY, BUT WITH THE RIGHT TO ENTER THE SUBSURFACE OF SAID PROPERTY, AT ANY POINT BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF (MEASURED VERTICALLY FROM THE SURFACE THEREOF) IN ORDER TO TAKE FROM SAID PROPERTY AND REDUCE TO POSSESSION ANY OIL, GAS AND OTHER HYDROCARBON SUBSTANCES AND ALL OTHER MINERALS, AS RESERVED BY MEYER KALSMAN, A MARRIED MAN, BENIAMIN KALSMAN, A MARRIED MAN AND MORDY KALSMAN, A MARRIED MAN, IN DEED RECORDED MAY 29, 1958 IN BOOK D113 PAGE 548 OFFICIAL RECORDS.

.

Real Estate Sale Agreement – Exhibit A

EXHIBIT B

to

REAL ESTATE SALE AGREEMENT

DUE DILIGENCE

1.	Phase I Environmental Site Assessment dated October 21, 2019 prepared by RONE Engineering

2.	Title Commitment dated August 5, 2020 (Hyperlinked)

3.	ALTA Survey dated March 24, 2020 prepared by American Surveying & Mapping, Inc.

4.	Zoning map

5.	Zoning letter from City of Pico Rivera dated March 13, 2020

6.	Plans and specifications

7.	Property and Condition Report dated February 1, 2020 prepared by PACS, Inc.

8.	Lease

9.	Three Sons Holding, Inc. dba American Meat Company financial statements

10.	Vesting deed

11.	County of LA Fire Department Release of Lien

Real Estate Sale Agreement – Exhibit B

EXHIBIT C

to

REAL ESTATE SALE AGREEMENT

GRANT DEED

RECORDING REQUESTED BY:

WHEN RECORDED MAIL DOCUMENT TO:

APN:	Above Space for Recorder’s Use Only

GRANT DEED

THE UNDERSIGNED GRANTOR(S) DECLARE(S)

DOCUMENTARY TRANSFER TAX is $________________ CITY TAX $________________

☐	computed on full value of property conveyed, or

☐	computed on full value of items or encumbrances remaining at time of sale,

☐	Unincorporated area City of ____________________________, and

FOR A FULL VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, __________________________________________ hereby GRANT(s) to ________________________________________________ the following described real property in the City of __________________ County of __________________, State of California:

described in Exhibit A, attached to and incorporated into this Grant Deed by this reference,

SUBJECT TO (a) real property taxes and assessments not delinquent, and (b) matters of title of record.

Real Estate Sale Agreement – Exhibit C

IN WITNESS WHEREOF, this Grant Deed has been executed by Grantor to be effective as of the ____ day of ______________, 202__.

Real Estate Sale Agreement – Exhibit C

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California		}

County of

On	before me,		,
Date		Here Insert Name and Title of the Officer

personally appeared			,
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
Place Notary Seal Above		Signature of Notary Public

Real Estate Sale Agreement – Exhibit C

EXHIBIT A

Legal Description

Real Estate Sale Agreement - Exhibit C